Exhibit 10.12



                          AGREEMENT FOR THE APPOINTMENT

                                      OF A

                                    RESELLER


THIS AGREEMENT FOR THE APPOINTMENT OF A RESELLER ("Agreement") is made as of this 8th day of June , 2006 by and between Texas Digital Systems, Inc., a Texas corporation, with offices located at 400 Technology Parkway, College Station, TX 77845, (hereinafter referred to as "Texas Digital", and Data Call Technologies , a Nevada corporation, with offices located at 14683 Midway, Addison, Texas (hereinafter referred to as the "Reseller").


1. APPOINTMENT: Texas Digital does hereby appoint and by the execution of this Agreement the Reseller does hereby accept the appointment as a non-exclusive reseller of Texas Digital for the solicitation of the sale of the products and services as described below in "PRODUCTS" hereto to end-users in the territory designated hereinafter, all upon the terms and conditions of this Agreement.

     PRODUCTS
     ---------
     VitalCAST  Broadcast  Solution  (including  both  software  and  hardware)


2. TERRITORY: The Reseller shall solicit sales of the Products only in the territory set forth below in "TERRITORY" hereto (hereinafter the "Territory"). The Reseller acknowledges that this Agreement does not confer on Reseller exclusive rights in any Territory.

     TERRITORY
     ---------
     The  United  States  of  America

     No solicitation for the sale of the Products shall be undertaken by the Reseller either directly or indirectly outside the boundaries of the Territory without the prior written consent of Texas Digital.

3. TERM: Upon acceptance by both parties, this appointment shall commence as of June 8, 2006, and continue through June 8, 2007, unless sooner terminated as herein provided.

4. COMPENSATION / PRICING / MAINTENANCE & SUPPORT: The Reseller shall not be compensated by Texas Digital, but rather is responsible for purchasing the equipment/services from Texas Digital at a pre-determined discounted price and then marking up the components up at the percentage the Reseller desires.

     DISCOUNTED  PRICING  OFF  LIST
     ----------------------------------------------------

     Software Discount                    X
     Texas Digital Hardware Discount      X
     3rd Party Hardware Discount          X
     Extenders & Unint. Power Supplies    X

         ********************************************************************
     MATERIAL ABOVE MARKED BY AN "X" HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
          CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
       *********************************************************************

     Texas  Digital  will  provide  the  Reseller  with  a  complete Price List.
     Texas Digital reserves the right to refuse any order submitted by the Reseller and no order shall be deemed accepted until executed by a duly authorized representative of Texas Digital.

     All solutions typically include an annual maintenance agreement of 18% of the total software price and 12% of the total Texas Digital hardware price based on Texas Digital's then current Price List (these 18% and 12% maintenance amounts are paid to Texas Digital). 3rd party hardware usually constitutes a pass-along of the manufacturer's warranty to the end customer.

5.   RESELLER  COMMITMENTS:  Reseller  commitments  include:

     A. Reseller shall use its best efforts to promote the sale and the support of Texas Digital's product and shall promptly report to Texas Digital all orders taken and shall pay its own expenses in connection with the sale, promotion and first level support of products. The Reseller's efforts shall include but not be limited to the following.

          o    Generating  prospects
          o    Follow-up  on  leads
          o    Preparing  quotes  and  proposals
          o    Securing  firm  orders
          o    Providing  after  sale  follow-up

     B. Texas Digital will supply the Reseller with electronic copies of its existing sales collateral. The Reseller is responsible for printing costs of the literature for distribution. The Reseller may disseminate the materials as needed for the purpose of enhancing the sales potential of the Products. The Reseller may not use Texas Digital's name, trade names, trademarks, or logos in connection with business or activities other than in the manner expressly authorized in Texas Digital's advertising and promotional guidelines.

     C. Reseller shall not, during the period that this Agreement is in effect, sell or handle products that are competitive with those which Texas Digital provides. However, if Texas Digital shall hereafter offer a new product competitive with any product then being handled by Reseller, Reseller shall not be obligated to handle such products of Texas Digital. Reseller shall have the option, within 60 days, of determining either to handle the competitive product or to handle Texas Digital's product. If Reseller chooses to handle the competitive product, Reseller shall have the right to terminate this Agreement without prejudice.

     D. Reseller shall have all orders taken directly from the customer made out to Reseller. Such orders shall be subject to acceptance by Texas Digital at Texas Digital's standard billing prices and terms then in effect. Billing will be done by the Reseller. Texas Digital may, at its discretion, accept orders made out to Texas Digital from Reseller providing a line of credit and terms have been established by Texas Digital for Reseller. All purchase orders to Texas Digital are to show amounts and be payable in US Dollars.

6.   TEXAS DIGITAL  COMMITMENTS:  Texas  Digital  commitments  include:

     A. Texas Digital shall furnish Reseller with descriptive information, specifications, and sales aids as may be necessary for the purpose of Reseller's service hereunder. Texas Digital will also train Reseller's salespeople, and technicians for maintenance support, provide demonstration equipment and assist in competitive situations when it deems necessary.

     B. Texas Digital will make available to the Reseller such limited quantities of the Product and demonstration tools to be used as samples as Texas Digital may from time to time deem appropriate. Such sample Products may only be used for demonstrations and activities related to the solicitation of sale of the Products and may not be sold, transferred or placed into production or use by the Reseller or any other parties without the express written consent of Texas Digital. The Products are trade secrets and/or confidential information of Texas Digital. The Reseller shall take appropriate action to protect the confidentiality of the Products and to ensure that any person permitted to access the Products does not reverse-assemble, reverse-compile or otherwise reverse-engineer the Products, in whole or in part.

     C.   Texas Digital  warrants  that  to  the  best  of  its  knowledge Texas
          Digital's products sold by Reseller are free and clear of infringements of any valid and enforceable patents in their normal use and Texas Digital agrees to save Reseller harmless from material loss, expense and liability on account of any such proven infringements.

     D. Texas Digital warrants that its products shall conform to the specifications of such product in place as of the date of shipment and shall be free from material defects in materials and workmanship for the warranty period stated on Texas Digital's price list. Texas Digital's warranty is in lieu of any and all the warranties expressed or implied and SPECIFICALLY EXCLUDES ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

     E. Texas Digital shall use its good faith efforts to protect Reseller from any interference by another Texas Digital representative in currently active accounts.

9. SALES MEETINGS: Texas Digital may from time to time designate the time, location and expense reimbursement conditions of sales meetings to be attended by the Reseller.

10. SERVICES PERSONAL IN NATURE: The services being rendered by the Reseller to Texas Digital are personal in nature and therefore the appointment made herein and the rights and duties associated therewith may not be sold, assigned or in any manner transferred without the prior written consent of Texas Digital. Should the Reseller attempt any transfer, sale or assignment of the appointment or associated rights and duties without such consent, the same shall be null and void, without force or effect, and the appointment made by this Agreement shall, at the option of Texas Digital, terminate forthwith. The Reseller hereby assumes to conduct themselves in a businesslike manner and not to commit any act which could adversely affect the reputation of the Reseller, Texas Digital or any of Texas Digital's other Resellers.

11. REPRESENTATIONS AND WARRANTIES TO CUSTOMERS; INDEMNIFICATION: Reseller shall make no representations, warranties or promises to Texas Digital's customers other than those which may appear in any contract, sales, or promotional materials provided by Texas Digital. Reseller shall be an independent agent and not an employee of Texas Digital and shall not imply or represent anything to the contrary to any other parties. Reseller cannot bind Texas Digital in any way. The potential liability of Texas Digital should Reseller violate such prohibition is obvious and therefore Reseller hereby indemnifies and holds Texas Digital, and Texas Digital's officers, directors, employees, shareholders, and agents (collectively referred to herein as the "Indemnified Parties") harmless from and against any loss, including but not limited to reasonable attorney's fees, sustained by Indemnified Parties as a result of a representation, warranty, or promise made by the Reseller other than those specifically authorized in writing by Texas Digital. Likewise, any representations, warranties or promises appearing in any contract, or sales or promotional materials provided by Texas Digital are strictly the responsibility of Texas Digital or the manufacturer of the Products and Texas Digital hereby indemnifies and holds the Reseller harmless from and against any loss, including but not limited to reasonable attorney's fees, sustained by the Reseller as a result of a false representation, warranty, or promise made by Texas Digital.

     Texas Digital warrants that the Products will substantially comply with their written specifications during the applicable warranty period. In the event errors occur Texas Digital will take reasonable actions to bring software up to specification and add to a subsequent point release in accordance with Texas Digital's written warranty. The warranty period and other warranty information is available from Texas DIGITAL'S Customer Service department. EXCEPT AS STATED HEREIN, THERE ARE NO WARRANTIES, ORAL OR WRITTEN EXPRESS OR IMPLIED. THERE ARE NO WARRANTIES OF MERCHANTABILITY
     OR  FITNESS  FOR  A  PARTICULAR  PURPOSE.

     Texas Digital indemnifies Reseller against any loss or damage incurred as a result of bodily injury or death to any person, to the extent that such loss, injury or death is caused by the willful or negligent acts or omissions of Texas Digital in connection with the design, manufacturer, installation, or servicing of the Products.

     Neither Reseller nor Texas Digital will, by reason of the change to or discontinuance of any Product or the termination of this Agreement, be liable to the other for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases, or commitments made in connection with the business or goodwill of the other.

     THE REMEDIES PROVIDED IN THIS AGREEMENT ARE EXCLUSIVE; RESELLER AND TEXAS DIGITAL WAIVING ALL OTHER LEGAL AND EQUITABLE REMEDIES.

12. TERMINATION: Either Texas Digital or Reseller may terminate this Agreement at any time without cause by giving the other party thirty (30) days written notice.

     This Agreement will be immediately terminated for cause:

     o Upon failure to perform any of its material obligations or covenants provided herein. The other party may terminate and cancel this Agreement effective immediately upon providing written notice of such termination to the other party. Such notice shall specify the cause of termination;

     o Upon reason of fraud or willful or negligent violation of any federal or state statute or other directive issued by Texas Digital;

     o If Reseller is prohibited from acting as an independent Reseller in the Territory due to covenants or restrictions executed with third parties; or

     o If Reseller is otherwise acted to prejudice materially the interests of Texas Digital in breach of this Agreement.

     Except as otherwise provided elsewhere herein, notice of termination shall be sent by Texas Digital or Reseller and shall be effective upon its deposit in the United States mail, or other such method as provided in
     Section 18 hereof. Any order placed through the Reseller and accepted by Texas Digital as of the effective date of any termination shall be compensated according to the terms set forth in Section 4. Immediately upon termination, all sales manuals, price lists, customer/prospect account lists, samples or demonstration equipment, and any other Texas Digital property shall be promptly returned by the Reseller to Texas Digital.

13. EFFECT AND MODIFICATION: This instrument contains the entire and only agreement between the parties respecting the rights, duties and obligations of the parties hereto and supersedes all prior agreements made by the parties with respect thereto.

14. DISPUTES: In the event any controversy or claim arises between the parties to this Agreement, they will attempt in good faith to negotiate a solution to their differences and, if negotiation does not result in a resolution, the parties agree to try and resolve the dispute with the help of a mutually agreed-upon mediator in College Station, Texas. Any costs and fees of the mediation (each party's respective attorney's fees which shall be paid by the party retaining such attorney) shall be shared equally by the parties. In the event of threatened or actual irreparable harm, the mediator may grant temporary or permanent injunctive or other equitable relief.

     If the dispute is not resolved within thirty (30) days after it is referred to the mediator, any party may take the matter to court. In the event either party resorts to legal action (including the mediation referenced above) to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorney's fees.

15. NOTICES: All communications and notices, except those specifically described to be served in a different manner elsewhere herein, shall be in writing and shall become effective when deposited in the United States mail, with proper postage for first-class mail prepaid, or deposited prepaid with an appropriate next business day delivery service, addressed to the respective addresses set forth below, or such address as Texas Digital and the Reseller may from time to time give the other in writing.

             If to Reseller:          Data Call Technologies
                                      -----------------------
                                      14683 Midway Rd. 150
                                      -----------------------
                                      Addison, Texas 75001
                                      -----------------------

                                     Attn:
                                          -------------------
             If to Texas Digital:    Texas Digital Systems, Inc.
                                     400 Technology Parkway
                                     College Station, TX  77845
                                     Attn: Director of Channel Partnerships

16.  LAW: This  Agreement  is  to  be construed and interpreted according to the laws  of  the  State  of  Texas,  United  States  of  America.
                                       ---------------------------
17. CONFIDENTIALITY: The Reseller shall keep strictly confidential all the terms and conditions, including amounts, in this Agreement and shall not disclose them unless compelled by law to do so.

18. GENERAL: This Agreement supersedes and replaces any previous oral or written discussions, proposals or agreements previously entered into between Reseller and Texas Digital. This Agreement, together with all Exhibits attached hereto and all writings incorporated herein by reference, constitutes the entire agreement between Reseller and Texas Digital with respect to the subject matter of this Agreement. The parties have not relied on any previous written or oral statements that are not included in this Agreement. Any modifications to this Agreement must be in writing and signed by the Reseller and the Senior VP of Sales of Texas Digital.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              TEXAS  DIGITAL:

                              Romney Stewart
                              -------------------------
                              Director New Business Development
                              ---------------------------------



                              By:/s/ Romney Stewart
                                 ----------------------------------

                              RESELLER:
                              Jim Ammons
                              -------------------------
                              President & CEO
                              -------------------------



                              By:/s/ Jim Ammons
                                 ---------------------------------

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